UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016 (June 10, 2016)

NASDAQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

(1)	On June 10, 2016, the board of directors of Nasdaq, Inc. appointed Michael Ptasznik to the position of Executive Vice President, Corporate Strategy and Chief Financial Officer of Nasdaq, effective July 11, 2016.

(2)	Mr. Ptasznik, age 48, previously served as CFO of TMX Group Limited since 2002. Prior to his appointment as CFO at TMX Group, he held senior positions including Vice President, Finance and Administration and Director, Financial Planning & Analysis.

(3)	In connection with Mr. Ptasznik’s appointment, Nasdaq’s board of directors and management compensation committee approved his compensation package. Mr. Ptasznik will receive an annual base salary of $500,000 and will be eligible for an annual cash incentive award with a target value of $750,000. In addition, effective on his start date, Mr. Ptasznik will receive (i) a one-time welcome equity award valued at $1,000,000 consisting of restricted stock units and (ii) an annual equity award valued at $1,100,000 consisting of 50% performance share units and 50% restricted stock units. The restricted stock units will vest one-third each year over a three year period and the performance share units are subject to a three year performance and vesting period.

A copy of the press release announcing the appointment of Mr. Ptasznik as Executive Vice President, Corporate Strategy and Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated June 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2016	NASDAQ, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight
Executive Vice President and General Counsel